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                                  EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-139519 on Form S-8 of our report dated December 27, 2006, relating to the financial statements and financial statement schedule of Tutogen Medical, Inc. appearing in this Annual Report on Form 10-K of Tutogen Medical, Inc. for the year ended September 30, 2006.

/S/ Deloitte & Touche LLP

Orlando, Florida
December 27, 2006